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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            TCI Communications, Inc.
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             (Exact name of registrant as specified in its charter)

              Delaware                                  84-0588868
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

 5619 DTC Parkway, Englewood, Colorado 80111-3000
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(Address of principal executive offices)                       (Zip Code)

                            Tele-Communications, Inc.
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             (Exact name of registrant as specified in its charter)

              Delaware                                  84-1260157
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

 5619 DTC Parkway, Englewood, Colorado 80111-3000
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 (Address of principal executive offices)                      (Zip Code)


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          If this Form relates to the            If this Form relates to the
          registration of a class of debt        registration of a class of debt
          securities and is effective upon       securities and is to become
          filing pursuant to General             effective simultaneously with
          Instruction A(c)(1) please check       the effectiveness of a
          the following box. [ ]                 concurrent
                                                 registration statement under
                                                 the Securities Act of 1933
                                                 pursuant to General Instruction
                                                 A(c)(2) please check the
                                                 following box. [ ]

Securities to be registered Pursuant to Section 12(b) of the Act:

            Title of each class                    Name of Exchange on which
            to be so registered                  each class is to be registered
                    NONE                         _______________________________
      _______________________________            _______________________________
      _______________________________            _______________________________

Securities to be registered pursuant to Section 12(g) of the Act:

             Cumulative Exchangeable Preferred Stock, Series A of
                  TCI Communications, Inc (and the Guarantee by
                Tele-Communications, Inc. with respect thereto.)
________________________________________________________________________________
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The securities to be registered hereby are the Cumulative Exchangeable Preferred Stock, Series A (the "Series A Preferred Stock"), of TCI Communications, Inc. (the "Company") and the related guarantee (the "Guarantee") of Tele-Communications, Inc. (the "Parent"). The Guarantee, which is set forth in a Guarantee Agreement to be executed by the Parent for the benefit of the holders of the Series A Preferred Stock, is an unconditional and irrevocable guarantee, on a subordinated basis, of (i) accrued but unpaid dividends on the Series A Preferred Stock (to the extent declared by the Board of Directors),
(ii) the redemption price payable for shares of Series A Preferred Stock called for redemption on the mandatory redemption date and on any optional redemption date and (iii), in the event of the dissolution, liquidation or winding up of the Company, the liquidation preference of the shares of Series A Preferred Stock.

         The Series A Preferred Stock is exchangeable, at any time after the fifth anniversary of the date of original issuance (unless earlier redeemed), for shares of Tele-Communications, Inc. Series A TCI Group Common Stock (the "Series A TCI Group Common Stock"). The Company may also elect to make any dividend, redemption or liquidation payment, in whole or in part, on the Series A Preferred Stock through the delivery of shares of Series A TCI Group Common Stock.

         For a description of the Series A Preferred Stock, the Guarantee, the Series A TCI Group Common Stock and each other series of common stock of the Parent, see the information set forth under the captions "Description of the Series A Preferred Stock," "Description of the Guarantee" and "Description of Parent Common Stock" in the prospectus included in the Registration Statement on Form S-3 (Registration No. 33-64127) of the Company and the Parent (together with all amendments and exhibits, the "Registration Statement"), which information is incorporated herein by reference thereto. The prospectus of the Company and the Parent relating to the Series A Preferred Stock, the Guarantee and the Series A TCI Group Common Stock to be filed pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A from the date of such filing.


ITEM 2.  EXHIBITS

         1. Form of Stock Certificate for Series A Preferred Stock. (Incorporated by reference to Exhibit 4.8 to the Registration Statement).

         2. Form of Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 4.2 to the Registration Statement).

         3. Restated Certificate of Incorporation of the Company dated as of August 4, 1995. (Incorporated herein by reference to Exhibit 3.3 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Amendment No. 1) (Commission File No. 0-5550)).

         4. Restated Certificate of Incorporation of the Parent dated
August 4, 1994, as amended. (Incorporated herein by reference to Exhibit 99.1 of the Parent's Current Report on Form 8-K, dated August 10, 1995
(Commission File No. 0-20421)).

         5. Form of Certificate of Designations of Cumulative Exchangeable Preferred Stock, Series A of the Company. (Incorporated by reference to
Exhibit 4.7 to the Registration Statement).

         6. Form of Guarantee Agreement to be entered into by the Parent. (Incorporated by reference to Exhibit 4.9 to the Registration Statement).

         7. Preliminary Prospectus included in Amendment No. 1 to the Registration Statement (Registration No. 33-64127). (Incorporated by reference to the Preliminary Prospectus that forms a part of the Registration Statement).


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                                    SIGNATURE

         Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

                                                TCI COMMUNICATIONS,
                                                INC.

Date:  January 4, 1996                 By:      /s/ Stephen M. Brett
                                                -----------------------------
                                                Name:   Stephen M. Brett
                                                Title:  Senior Vice President



                                                TELE-COMMUNICATIONS, INC.

Date:  January 4, 1996                 By:      /s/ Stephen M. Brett
                                                -----------------------------
                                                Name:   Stephen M. Brett
                                                Title:  Executive Vice President


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                                  EXHIBIT INDEX
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 1.       Form of Stock Certificate for Series A Preferred Stock. (Incorporated by reference to
          Exhibit 4.8 to the Registration Statement).

 2.       Form of Restated Certificate of Incorporation of the Company. (Incorporated by
          reference to Exhibit 4.2 to the Registration Statement).

 3.       Restated Certificate of Incorporation of the Company dated as of August 4, 1995.
          (Incorporated herein by reference to Exhibit 3.3 of the Company's Annual Report on
          Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Amendment
          No. 1) (Commission File No. 0-5550)).

4.        Restated Certificate of Incorporation of the Parent dated August 4, 1994, as amended.
          (Incorporated herein by reference to Exhibit 99.1  of the Parent's Current Report on
          Form 8-K, dated August 10, 1995 (Commission File No. 0-20421)).

5.        Form of Certificate of Designations of Cumulative Exchangeable Preferred Stock, Series A
          of the Company. (Incorporated by reference to Exhibit 4.7 to the Registration Statement).

6.        Form of Guarantee Agreement to be entered into by the Parent. (Incorporated by reference to Exhibit 4.9 to the Registration Statement).

7.        Preliminary Prospectus included in Amendment No. 1 to the Registration Statement
          (Registration No. 33-64127). (Incorporated by reference to the Preliminary Prospectus that forms a part of the Registration Statement).


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